                                                                     EXHIBIT 3.4

                           Master Services Agreement*

This Agreement, effective the 23th of August, 2000 (the "Agreement"), is made by and between Cinema Internet Networks Inc. ("Company"), a corporation whose principal office is located at Pier 32, Granville Island, 320-1333 Johnston Street, Vancouver BC, Canada, V6H3R9, and ELASTIC NETWORKS, INC. ("Elastic"), whose principal office is located at 1121 Alderman Drive, Suite 100, Alpharetta, GA 30005.

IN CONSIDERATION of the mutual covenants and agreements set forth herein, Company agrees to provide, and Elastic agrees to make payment in accordance with the terms hereof for services as specified in Exhibit A ("Services") and authorized by Work Orders ("Orders") which Elastic may issue from time to time for performance of such Services as accepted by Company. The Services to be provided hereunder shall be performed at such locations as specified in individual Orders.

1.   TERM
     ----

     This Agreement shall become effective as of the date first written above and shall remain in effect for a period of two years unless earlier terminated in accordance with Section 14. hereof or renewed or otherwise extended by mutual written agreement ("Term").

2.   ORDERING
     --------

     Elastic may, but will not be obligated to, issue Orders for the purchase of Services during the Term. Orders shall be similar to the format provided in Exhibit B, and shall include a statement of work and specify the dates and location(s) for the Services to be performed. Orders will be priced according the rates and fees established in Exhibit A or as may otherwise be agreed to in individual Orders. All Orders shall be accepted or rejected in writing by Company within five (5) business days of receipt of such Orders. In the event Company fails to provide its acceptance of an Order in writing within such five
(5) day period, such Order shall be deemed to be accepted; provided however, that if Elastic has incorporated additional or special terms and conditions into such Order, Company will have seven (7) business days to accept or reject such Order or it shall be deemed to be accepted. Company will perform Services specified in any Order in a timely manner and to the satisfaction of Elastic.
If Elastic provides Company with a forecast or estimate of the volume of Services that it may order, Company acknowledges that Elastic will not be obligated to submit Orders for all or any portion of such forecast or estimate.

3.   ACCEPTANCE
     ----------

     (a.) When Services are ordered by Elastic, Company shall, upon completion of such Services, perform tests to verify that Elastic's hardware and software products ("Products") function in accordance with Elastic's applicable product and system specifications ("Specifications"). Upon completion and passing of such testing, Company will provide Elastic with a turnover notice, in such form and format as mutually agreed to, to be acknowledged in writing by Elastic ("Turnover Notice").

     (b.) Within seven (7) business days after receipt of the Turnover Notice, Elastic shall either accept the Services in writing ("Acceptance"), or notify Company in writing, specifying in reasonable detail those particulars in which, in Elastic's opinion, deficiencies in the Services result in

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*  Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions of this Exhibit have been filed separately with the Securities and Exchange Commission.

Product or system performance not in conformance with the Specifications. If Acceptance does not occur within such seven (7) days after receipt of the Turnover Notice or Elastic has not indicated to Company in writing its basis for not accepting such Services, then Acceptance shall be deemed to have occurred.

     (c.) Elastic shall not unreasonably withhold Acceptance. Company shall correct any deficiencies identified by Elastic within seven (7) business days. When Company has corrected such deficiencies to Elastic's satisfaction, Elastic shall have seven (7) business days to accept the Services in writing. Elastic's failure to either accept or provide notice of non-conformance within seven (7) business days shall constitute Acceptance of Services.

     (d.) Acceptance shall not be withheld or postponed solely due to:

          (i) deficiencies of such Services resulting from (a) material change or inaccuracy of information provided by Elastic, (b) material inadequacy or deficiencies of any materials, information, facilities or services provided directly or indirectly by Elastic and tested in conjunction with the applicable Products, or spurious outputs from adjacent material, or (c) other conditions external to the Products which are beyond the limits specified by Elastic in the Specifications; or

          (ii) material deficiencies or shortages with respect to Products which are attributable to Elastic, but of a nature that do not prevent testing and operation of the remaining Products in revenue-generating service.

With respect to any deficiencies of the type described in this Subsection 3. (d.), Company shall, at Elastic's request and expense and in accordance with the rates and fees in Exhibit A or as otherwise agreed to, assist Elastic in the elimination or minimization of any such deficiencies.

     (e.) In the event Elastic notifies Company of non-acceptance of a Product and Company personnel travel to the Services site to remedy such non-acceptance and the parties agree that non-acceptance is due to a deficiency of the type described in Subsection 3(d.), Company will invoice Elastic for investigation of the matter in accordance with the rates and fees in Exhibit A or as otherwise agreed to.

4.   RISK OF LOSS
     ------------

     In conjunction with the provision of Services, Company may receive Products from Elastic for storage and/or staging by Company. All risk of loss or destruction of, or damage to, such Products shall transfer to Company during such time as products are in Company's facilities or control. Under no circumstances will title to such Products transfer to Company.

5.   FEES, PAYMENT AND TAXES
     -----------------------

     (a.) Fees and Rates:  Company shall invoice and Elastic shall pay for
          ---------------
Services in accordance with the fees and rates as set forth in the attached Exhibit A, or as otherwise set forth in individual Orders. The Exhibit A fees and rates will remain in effect throughout the Term of this Agreement; provided, however, that either party may with thirty (30) days written notice, notify the other of its wishes to review such fees and rates, and the parties will review the rates on good faith and mutually agree upon changes in those rates, if any, based on Company's actual costs in connection with the supply of Services, changes in processes or procedures which result in cost savings or efficiencies in Company's provision of Services, or other criteria as mutually agreed upon.

     (b.) Payment:  Company shall invoice upon completion of individual Orders.
          --------
Invoices will include: (a) Order number; (b) location at which Services were provided; and (c) a breakdown of charges according to the rates and fees in Exhibit A or as otherwise set forth in individual Orders. Provided that Elastic has accepted Services in accordance with Section 3 hereof, Elastic's payment

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

of undisputed invoices is due 45 days after Elastic's receipt of the invoice. Elastic reserves the right to audit all invoices submitted to it, and Company will afford reasonable access to all supporting documentation to enable Elastic to do so.

     (c.) Taxes and Duties. The payment of any and all taxes applicable to any
          -----------------
transaction under this Agreement is the sole responsibility of Company. All charges exclude all state and local taxes levied on Company's charges for the Services furnished under this Agreement. Any such tax is the obligation of Company and Elastic agrees either to pay Company amounts covering such taxes (as determined by tax authorities) or to provide evidence necessary to sustain an exemption therefrom.

6.   CHANGE ORDERS; TERMINATION OF INDIVIDUAL ORDERS
     -----------------------------------------------

     (a.) Elastic may, at any time, issue Change Orders to make changes in the work, price or scheduling stated in an Order; provided, however, that the execution of a Change Order shall not affect the obligations of the parties with respect to previously completed Services unless the Change Order expressly so states. All Change Orders must be approved in writing by both parties.

     (b.) If prompt agreement cannot be reached on any Change Order, or other circumstances arise which in Elastic's sole judgement require termination of any Order, Elastic may at any time terminate such Order with five (5) days notice to Company; provided, however, that such termination shall not affect the obligations of the parties with respect to previously completed Services under such Order. Such termination of any individual Order shall not affect other Orders issued hereunder or either party's remaining rights and obligations under this Agreement.

7.   ACCESS TO WORK
     --------------

     Elastic agrees to use its best efforts to obtain and/or make available to Company, without charge, all facilities, services, consents and approvals reasonably required by Company for the performance of Services pursuant to the Agreement, including, but not limited to, obtaining all necessary consents and approvals, and providing Company with access to the work site during reasonable hours, suitable workspace and such technical materials, data and other information reasonably determined by Company to be necessary for the performance of such Services as outlined in the individual Orders.

8.   PERSONNEL; ASSIGNMENT AND SUBCONTRACTING
     ----------------------------------------

     (a.) Elastic will have the right, with reasonable cause and at any time, to request that Company remove any Company employee or subcontractor from performance of Services for reasons of performance or professionalism and Company will replace, at no charge, such employee without interruption in Services.

     (b.) Company will not assign this Agreement without the prior written consent of Elastic. With Elastic's prior written approval, Company may subcontract any portion of its rights, duties or obligations with respect to an Order, provided that: Company will continue to be fully responsible and liable for full performance of any such Order and Company shall not be relieved of any of the duties, obligations and liabilities pursuant to this Agreement.

9.   INDEPENDENT CONTRACTOR AND INSURANCE
     ------------------------------------

     (a.) Independent Contractor: It is understood and agreed that this
          -----------------------
Agreement does not create any relationship of association, partnership or joint venture between the parties, nor does it create any implied licenses, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Company to Elastic for all purposes,

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

including but not limited to, federal and state tax purposes, shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever. Company shall indemnify, defend and hold harmless Elastic from all losses, damages, and costs (including, without limitation, attorney's fees) and amounts agreed upon in settlement or awarded in connection with any claim, suit or proceeding alleging that Company and/or any Company employee has a relationship with Elastic that is other than an independent contractor relationship.

     (b.) Insurance:  Company represents and warrants that during the Term it
          ----------
shall either: (i) maintain adequate workers' compensation insurance and other employee insurance coverages required by law; or (ii) pay or cause to be paid any and all assessments or contributions required to be paid pursuant to applicable workers' compensation law. If Company fails to do either of the above, Elastic, in addition to any other rights reserved to it under this Agreement, may, but shall not be obligated to, deduct the amount of any such assessments or contributions from any payment then due or later due to Company under this Agreement. In addition, Company represents and warrants that during the Term it shall maintain general liability insurance with the limits of either
(US) $5,000,000 combined single limit per occurrence for bodily injury and property damage or (US) $3,000,000 bodily injury per occurrence and (US) $2,000,000 property damage per occurrence. Upon Elastic's request, Company shall furnish certificates evidencing its insurance coverage, and Elastic reserves the right at any time to immediately terminate or suspend performance of Services or any portion thereof, if in the opinion of Elastic any such insurance coverage is inadequate.

10.  PROPRIETARY INFORMATION
     -----------------------

     (a.) Any information in any form provided by Elastic or by an Elastic end-user to Company in connection with the performance of this Agreement or any Order which is designated by Elastic or the end-user, either orally or in written or other form, to be of a confidential or proprietary nature will be deemed to be confidential information of Elastic or the end user, as the case may be ("Confidential Information"). Such information may include, but is not limited to, technical drawings, designs and concepts; software programs, routines, formulae and concepts; production plans, designs, layouts and schedules; marketing analyses, plans, Elastic data and surveys; and matters relating to Elastic's finances, personnel, and Products.

     (b.) Company shall have no obligation to protect information which is: (a) in or becomes part of the public domain through no fault of Company; (b) disclosed to Company by a third party without restriction; (c) known to Company at the time of disclosure and is so documented; or (d) independently developed by Company without access to any information furnished to it by Elastic and is so documented.

     (c.) Company will not use the Confidential Information for any purpose other than the satisfaction of Company's obligations under this Agreement. All Confidential Information will be held in confidence by Company and disclosed on a "need to know" basis only to its employees, and/ or its contractors or subcontractors who are bound by written agreement with Company to comply with use and non-disclosure restrictions substantially the same as those stated herein.

     (d.) All Confidential Information will be owned by and remain the sole and exclusive property of Elastic or the end user, as the case may be, and all rights to Confidential Information will be held in trust by Company for the exclusive benefit of Elastic or the end user, as the case may be Upon request by Elastic or the end user, Company shall promptly, and in any event not later than fourteen (14) days after such request, return all Confidential Information in tangible form and destroy any Confidential Information in other than tangible form that cannot reasonably be returned and provide written confirmation that all such actions have been taken to return or destroy all such Confidential Information.

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

     (e.) Company acknowledges that monetary damages may not be adequate in the event of a default of this Section by Company, and that Elastic will be entitled to injunctive or other affirmative relief and/or to give notice of default pursuant to Section 14, or both.

     (f.) Company will not in any advertising, sales promotion materials, press releases or any other publicity matters use the name "Elastic Networks", any variation thereof or language from which the connection of said name may be implied, nor will Company disclose, unless required by law, or advertise in any manner the nature of Services performed or any Order or the fact that it has entered into this Agreement, unless Elastic, in its sole discretion, grants Company prior written permission to do so. In the event Company is required by law to disclose the nature of Services to be performed hereunder, Company will notify Elastic and allow Elastic the opportunity to redact sensitive information or take such other actions as Elastic deems necessary to protect its Confidential Information.

11.  INDEMNIFICATION AND LIMITATION  OF LIABILITY
     --------------------------------------------

     (a) Notwithstanding anything to the contrary in this Agreement, Company will indemnify, defend and hold Elastic free and harmless from any losses, damages, liabilities and costs (including, without limitation, attorneys' fees) and amounts agreed upon in settlement or awarded in connection with any claim, suit or proceeding, either attributable to any negligent act or omission or willful misconduct of Company and/or any Company employee or subcontractors, including, but not limited to, any of such which arise from any injury or death to persons or loss of or damage to property, and which are in any way connected with or arise out of this Agreement or the performance of Services or infringement by Products, any portion thereof or the use thereof of any copyrights, patents, trademarks, trade secrets, mask works or other intellectual property rights, to the extent not caused by or arising from the negligent acts or omissions of Elastic or any intellectual property infringement caused by Elastic.

     (b.) EXCEPT FOR PERSONAL INJURY, DAMAGE TO PROPERTY OR BREACH OF CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS, NEITHER COMPANY OR ELASTIC NOR ANY OF THEIR AFFILIATES OR SUBSIDIARIES, WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND.

12.  LIMITED  WARRANTY
     -----------------

     Company warrants 1.) that it will perform Services in a good and workmanlike manner; 2.) that it shall not violate any applicable law, rule or regulation; and 3.) that Services provided by Company will (i) conform to Elastic's Specifications and applicable procedures or other requirements of this Agreement and requirements, if any, which are described on or attached to a particular Order and (ii) will be free from defects in material and workmanship for one (1) year following the date of acceptance by Elastic. Company will promptly correct any failure of Services or parts to conform to the above warranties at no cost to Elastic. Company shall observe safety and security policies in place at the site(s) at which Services are performed. With respect to equipment, parts and materials (collectively referred to as "Goods") installed by Company, whether procured by Elastic or Company, the respective manufacturers' warranties shall apply, and Company makes no warranty with
respect thereto.   Company's sole obligation under its warranty above shall be to make such changes and corrections with respect to such Services as may be required to cause the same substantially to conform to the foregoing warranty; provided, however, that such warranties shall be void and of no effect to the extent any such failure to conform is due to the implementation which is the subject of any Services performed by Company having been used, altered, or operated in any manner or in any environment not consistent with the intended purpose, or modified or repaired in any manner not in accordance with common industry practices. THE WARRANTIES AND REMEDIES SET FORTH IN THIS SECTION 13 CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO ANY SERVICES PERFORMED OR GOODS PROCURED BY COMPANY OR ELASTIC, AND THE EXCLUSIVE


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

REMEDIES IF SUCH WARRANTIES ARE BREACHED; AND SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF COMPANY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

13.  TERMINATION AND DEFAULT
     -----------------------

     (a.) Either party may terminate this Agreement without penalty at the end of the initial Term or any additional Term by giving 90 days prior written notice to the other.

     (b.) Elastic may terminate this Agreement, without penalty, if Company fails to perform or observe any material term or condition of this Agreement and such failure continues un-remedied for thirty (30) days after Company's receipt of written notice from Elastic. Elastic will be in default of this Agreement and Company may terminate this Agreement, without penalty, if Elastic fails to pay any charge when due or fails to perform or observe any other material term or condition of this Agreement and such failure continues un-remedied for thirty
(30) days after Elastic's receipt of written notice from Company.

     (c.) Upon the termination of this Agreement for any reason, Company shall promptly return any and all property owned by Elastic and in Company's possession to such location as may be designated by Elastic.

     (d.) The obligations of the parties set forth in Sections 3, 4, 5, 9, 11, 12 and 13 hereof shall survive termination or expiration of this Agreement.

13.  AMENDMENTS AND SEVERABILITY
     ---------------------------

     This Agreement may not be amended or modified, nor may any right hereunder be waived except by a written agreement signed by both parties hereto. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15.  NOTICES
     -------

     Except as otherwise specifically provided in this Agreement, all notices which either party is required or desires to give to the other under this Agreement, shall be in writing and sent postage prepaid, by registered or certified mail, or by a major overnight courier service with tracking capabilities, addressed to the party for which intended at its address indicated above, as the same may be changed from time to time by notice similarly given.

16.  GOVERNING LAW
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia USA without giving effect to its principles of conflicts of law. In any action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

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17.  MISCELLANEOUS PROVISIONS
     -------------------------

     Headings.  The headings of the Articles and Sections of this Agreement are
     --------
inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

     Assignments; Binding Effect. This Agreement shall be binding upon and shall
     ---------------------------
inure to the benefit of the parties hereto and their respective successors or assigns; provided, however, that neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement without such consent to any affiliate or to any entity that is a successor to that party by merger or consolidation or that acquires substantially all of that party's assets. For purposes of this Article, "affiliate" shall mean a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the specific party.

     Entire Agreement.  This Agreement, including any attachments, exhibits and
     ----------------
schedules referred to herein and attached, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral.

     Waiver.  No waiver by either party of the other party's breach of any term,
     ------
covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement.


IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.


CINEMA INTERNET NETWORKS INC.             ELASTIC NETWORKS, INC.


By: /s/ William Massey                    By: /s/ Kevin Elop
    -----------------------------             ----------------------------
            Signature                                Signature

Title:  William Massey, CEO               Title:  Kevin Elop, CEO
       --------------------------                -------------------------
          Printed Name and Title                   Printed Name and Title

Date:   August 24, 2000                   Date:   August 25, 2000
       --------------------------                -------------------------

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

Exhibit A

Description of Services to be provided:
---------------------------------------

Installation services for Elastic's EtherLoop modems, multiplexers, servers, and associated equipment and materials items.

1.   Time and Materials Hourly Rates and Fees:
     ----------------------------------------

                      Regular       Overtime            Holiday
                      -------       --------            -------
Lead Technician:    $* per-hour        N/A        Time and a half ($*)

Technician:         $* per-hour        N/A        Double time ($*)

     Travel and Perdiem: Company will invoice Elastic for all reasonable travel
     ------------------
costs and other expenses incurred by its personnel in connection with providing services under this Agreement. Company will invoice separately for travel and other expenses when incurred, and will include copies of supporting documentation sufficient for Elastic to audit the invoiced amounts.

     Material and Equipment: Purchase of any required materials or equipment
     ----------------------
will be subject to prior approval by Elastic.

2.   Hospitality Per-Line Installation Rate: $* per-line.
     --------------------------------------

     For hospitality installations priced on a per-line basis, Elastic will, with its Work Order, provide a Site Survey identifying the total number of guest room lines to be installed and details on the proposed installation. The total per-line rate includes all Services necessary for installation of the number of guest room lines specified in the Site Survey. Per-line rates include installation of telecommunications room equipment, but do not include incremental Services to install administrative or conference room lines. For installs accepted by Company at the per-line rate, Company shall estimate the additional cost (including labor and materials but excluding travel cost) required to install any administrative or conference room lines and to provide any other Services which may be desired by Elastic ("Additional Services"). Company shall advice Elastic of its cost estimate for Additional Services and will not proceed with the Additional Services until mutual agreement has been reached on the extent and cost of the Additional Services and Elastic has issued a written Change Order (which will typically be issued by e-mail) confirming such agreement. Company may reject the Change Order; provided that Company shall do so within 2 days of issuance or the Change Order will be deemed accepted. Company will invoice and Elastic will pay for Additional Services on a time and materials basis; provided that Company will not exceed the total labor and materials cost specified in the Change Order without prior written permission from Elastic. Elastic shall have no obligation to pay labor and materials amounts in excess of the total cost specified in the Change Order if Company fails to obtain such written permission.

     All reasonable travel costs incurred for installs performed on a per-line basis will be billed back to Elastic and will be in addition to the per-line rate and any amounts for labor and materials payable under a Change Order.

Confidential
------------

* Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions of this Exhibit have been filed separately with the Securities and Exchange Commission.

Exhibit B

WORK ORDER # [fill in Order # here]
-----------------------------------



Pursuant to the Master Agreement between Elastic Networks, Inc. ("Elastic") and Cinema Internet Networks Inc. ("Company") dated [insert agreement date here],
                                                -----------------------------
Elastic issues this Order for Services as follows:


Statement of Work:
------------------


Location at which Services are to be performed:
-----------------------------------------------


Period of Performance:
----------------------


Special instructions:
---------------------

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